SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported)  August 17, 2009

THE BEARD COMPANY
(Exact name of registrant as specified in its charter)

Oklahoma	001-12396	73-0970298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harvey Parkway 301 N.W. 63rd Street, Suite 400 Oklahoma City, Oklahoma 73116
(Address of principal executive offices) (Zip Code)

(405) 842-2333
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Information to be Included in the Report:

Item 2.02  Results of Operations and Financial Condition.

On August 20, 2009, The Beard Company (the “Company”) issued a press release reporting its financial results for the second quarter and six months ended June 30, 2009. Comparative balance sheets as of June 30, 2009 and December 31, 2008 were included with the report. A copy of the press release is attached as Exhibit 99.1.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Company’s Regular Quarterly Board Meeting held on August 17, 2009, the Board appointed Scott Brown and Donald L. Dillingham to the Company's Board of Directors filling vacancies on the Board. The two new directors were appointed with terms expiring at the dates of the Annual Meeting of Stockholders in the years indicated:

Name	Age	Term Expiring in

Scott Brown	49	2011
Donald L. Dillingham	47	2012

There is no arrangement or understanding between the new directors and any other persons pursuant to which such directors were selected as directors.

The two new directors are expected to be named to serve as Members of the Company’s Audit, Compensation and Nominating/Corporate Governance Committees.

The new directors will receive the same fees received by the Company’s other non-employee directors. In addition, at the August 17 meeting, the Board granted each of the new directors a 5-year, nonqualified stock option at the fair market value of $3.02 per share, being the last sale price of the common stock of the Company as reported by the OTC Bulletin Board on such date. Such options vest and become exercisable at the rate of 20% per year.

On August 21, 2009, the Company issued a press release reporting the election of its two new directors. A copy of the press release is attached as Exhibit 99.2.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Form 8-K and are identified by the numbers indicated.

Exhibit No.	Description

99.1	Press Release dated August 20, 2009 re second quarter and six months 2009 financial results.

99.2	Press Release dated August 21, 2009 re election of two new directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BEARD COMPANY

/s/ Herb Mee, Jr.
Herb Mee, Jr., President
August 21, 2009

INDEX TO EXHBIITS

Exhibit No.	Description	Method of Filing

99.1	Press Release dated August 20, 2009	Filed herewith electronically

99.2	Press Release dated August 21, 2009	Filed herewith electronically

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